UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 11, 2005

RAMCO-GERSHENSON PROPERTIES TRUST

(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(248) 350-9900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On April 7, 2005, the Audit Committee of the Board of Trustees of Ramco-Gershenson Properties Trust (the “Company”) sent a Request for Proposal for auditing services to Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm. The Audit Committee also sent the Request for Proposal to several other public accounting firms. Deloitte & Touche declined to participate in the Request for Proposal process, and instead, by a letter to the Company dated April 11, 2005, Deloitte & Touche declined to stand for re-election as the Company’s independent registered public accounting firm. The Company has not yet engaged a new independent registered public accounting firm.

     Deloitte & Touche’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte & Touche’s report, dated March 25, 2005, on the Company’s December 31, 2004, 2003 and 2002 financial statements included an explanatory paragraph relating to the restatement of the Company’s 2003 and 2002 financial statements.

     During the Company’s two most recent fiscal years and the subsequent interim period, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports, except that Deloitte & Touche stated in a letter to the Audit Committee of the Company’s Board of Trustees, dated March 25, 2005, that Deloitte & Touche had disagreements with the Company’s management relating to the classification of the loss on an interest in an unconsolidated entity as a loss on sale instead of an impairment loss and that Deloitte & Touche disagreed with the recognition of a gain on a transaction in the second quarter of 2004, but that management recorded adjustments to the Company’s financial statements to properly present those two items and the disagreements had been resolved. The Audit Committee of the Company’s Board of Trustees discussed the disagreements with Deloitte & Touche, and the Company has authorized Deloitte & Touche to respond fully to the inquiries of the Company’s successor accountants concerning the subject matter of the disagreements.

     During the Company’s two most recent fiscal years and the subsequent interim period, there have been no events of the type required to be reported pursuant to Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, except that Deloitte & Touche’s report dated March 25, 2005, regarding management’s assessment of internal controls over financial reporting, expressed an adverse opinion on the effectiveness of the Company’s internal controls over financial reporting because of a material weakness identified in the financial closing process. Management and financial closing and reporting personnel had not evaluated events, subsequent to the balance sheet date, impacting the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America. The material weakness resulted from a deficiency in the operation of internal control and resulted in a material misstatement of employee bonuses. The Company’s consolidated financial statements for the years ended December 31, 2003 and 2002 were restated to correct the material misstatements of previously reported accrued expenses and general and administrative expenses for those periods. The material weakness had been identified and included in management’s assessment of internal controls. The material weakness was considered by Deloitte & Touche in determining the nature, timing, and extent of audit tests applied in its audit of the Company’s consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2004, and the report did not affect Deloitte & Touche’s report on such financial statements and financial statement schedule. The Audit Committee of the Company’s Board of Trustees discussed the material weakness with Deloitte & Touche, and the Company has authorized Deloitte & Touche to respond fully to the inquiries of the Company’s successor accountants concerning the subject matter of the material weakness.

     The Company has provided Deloitte & Touche with a copy of the disclosures made in this Amendment No. 1 to Current Report on Form 8-K/A prior to its filing with the SEC and requested that Deloitte & Touche furnish the Company with a letter addressed to the SEC stating whether Deloitte & Touche agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated April 26, 2005, provided by Deloitte & Touche in response to such request is included as an exhibit to this Amendment No. 1 to Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

The following exhibit is filed with this Form 8-K:

16.1          Letter from Deloitte & Touche LLP to the Company, dated April 26, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: April 26, 2005	By:	/s/ Richard J. Smith

Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Company, dated April 26, 2005